Exhibit 99.1

TTEC Announces Fourth Quarter and

Full Year 2024 Financial Results

Fourth Quarter 2024

Revenue was $567.4 Million, down 9.4 Percent

Net Income was $4.6 Million or 0.8 Percent of Revenue

($9.0 Million or 1.6 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $50.9 Million or 9.0 Percent of Revenue

Full Year 2024

Revenue was $2.208 Billion, down 10.4 Percent

Net Loss of $310.6 Million or negative 14.1 Percent of Revenue

(Net Income of $33.6 Million or 1.5 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $202.3 Million or 9.2 Percent of Revenue

Provides Outlook for Full Year 2025

AUSTIN, February 27, 2025 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the fourth quarter and full year ended December 31, 2024.

"2024 was a challenging transitional year for TTEC. However, we continued to advance our three top priorities, including enhancing our diversification strategy with an expanded geographic delivery footprint and client portfolio, broadening our end-to-end digital CX value proposition with differentiated, technology-enabled solutions, and achieving our goal of meeting or exceeding our historical growth and margin targets,“ commented Ken Tuchman, chairman and chief executive officer of TTEC.

“With our strengthened leadership alongside the actions we have taken in the second half of the year, we are on our way to healthier financial performance in 2025 and beyond,” Tuchman continued.

FOURTH QUARTER 2024 FINANCIAL HIGHLIGHTS

Revenue

•	Fourth quarter 2024 GAAP revenue was $567.4 million, a 9.4 percent decrease compared to $626.2 million in the prior year.
•	Foreign exchange had a $2.1 million negative impact on revenue in the fourth quarter of 2024.

Income from Operations

•	Fourth quarter 2024 GAAP income from operations was $15.3 million, or 2.7 percent of revenue, compared to $16.9 million, or 2.7 percent of revenue in the prior year.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $34.9 million, or 6.2 percent of revenue, compared to $41.8 million, or 6.7 percent of revenue in the prior year.
•	Foreign exchange had a $4.4 million positive impact on Non-GAAP income from operations in the fourth quarter 2024.

Adjusted EBITDA

•	Fourth quarter 2024 Non-GAAP Adjusted EBITDA was $50.9 million, or 9.0 percent of revenue, compared to $57.5 million, or 9.2 percent of revenue in the prior year.

Net Income (Loss) Per Share

•	Fourth quarter 2024 GAAP fully diluted net income per share was $0.10 compared to a fully diluted net loss per share of $0.17 in the prior year.
•	Non-GAAP fully diluted net income per share was $0.19 compared to $0.37 in the prior year.

FULL YEAR 2024 FINANCIAL HIGHLIGHTS

Revenue

•	Full year 2024 GAAP revenue was $2.208 billion, a 10.4 percent decrease compared to $2.463 billion in the prior year.
•	Foreign exchange had a $2.6 million negative impact on revenue for the full year 2024.

Income (Loss) from Operations

•	Full year 2024 GAAP loss from operations was $173.5 million, or negative 7.9 percent of revenue, compared to income from operations of $118.0 million, or 4.8 percent of revenue in the prior year. The significant decrease in operating income was primarily the result of a second quarter 2024 one-time non-cash pre-tax $196 million impairment charge related to the fair value of the TTEC Engage reporting unit, in addition to other factors.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $136.5 million, or 6.2 percent of revenue, compared to $200.4 million, or 8.1 percent in the prior year.
•	Foreign exchange had a $7.2 million positive impact on Non-GAAP income from operations for the full year 2024.

Adjusted EBITDA

•	Full year 2024 Non-GAAP Adjusted EBITDA was $202.3 million, or 9.2 percent of revenue, compared to $271.5 million, or 11.0 percent of revenue in the prior year.

Net Income (Loss) Per Share

•	Full year 2024 GAAP fully diluted net loss per share was $6.52 compared to net income per share of $0.39 in the prior year.
•	Non-GAAP fully diluted net income per share was $0.71 compared to $2.18 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the fourth quarter of 2024 was a negative $1.1 million compared to a positive $31.5 million for the fourth quarter 2023. For the full year 2024, cash flow from operations was a negative $58.8 million compared to a positive $144.8 million for the same period 2023. The decline in 2024 cash flow from operations was primarily related to the discontinuation of the accounts receivable factoring facility in the third quarter, negatively impacting our cash flow by $101.2 million. Excluding the factoring facility impact, 2024 cash flow from operations was a positive $42.4 million.
•	Free cash flow in the fourth quarter of 2024 was a negative $9.8 million compared to a positive $18.4 million for the fourth quarter 2023. For the full year 2024, free cash flow was a negative $104.0 million compared to a positive $76.9 million for the same period in 2023. Excluding the factoring facility discontinuation impact of $101.2 million and including the proceeds from the sale of real estate of $45.5 million, 2024 free cash flow was a positive $42.7 million.
•	Capital expenditures in the fourth quarter 2024 were $8.7 million compared to $13.1 million for the fourth quarter 2023. For the full year 2024, capital expenditures were $45.2 million compared to $67.8 million for the same period 2023.
•	As of December 31, 2024, TTEC had cash and cash equivalents of $85.0 million and debt of $978.0 million, resulting in a net debt position of $893.0 million. This compares to a net debt position of $826.5 million for the same period 2023.
•	As of December 31, 2024, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $225 million compared to $90 million for the same period 2023.
•	On November 4, 2024, TTEC’s Board of Directors suspended the company’s semi-annual cash dividend as part of its ongoing shift to prioritize debt reduction. The cash dividend will continue to be suspended until further notice, as TTEC continues to focus on debt reduction and the Special Committee of the company’s Board of Directors is considering a potential take private transaction proposed by TTEC’s founder and CEO.

SALE OF REAL ESTATE ASSET NOT USED IN OPERATIONS

•	On November 5, 2024, the company closed a sale of real estate asset in Englewood, Colorado for $45.5 million dollars, subject to customary adjustments. Prior to the COVID pandemic, the building was used as TTEC’s principal place of business. The company used the proceeds from the sale to reduce its outstanding balance under its revolving credit facility.

NEW PRINCIPAL PLACE OF BUSINESS

•	As part of our strategic review of our business priorities, we decided to designate our office in Austin, Texas as our new principal place of business. Texas has been an important part of TTEC’s operations for decades, and this move provides us with access to a business-friendly environment, a strong economy, a skilled workforce, and a dynamic technology and innovation hub. This change does not impact our 70+ other global locations, including our Denver Center for Experience and Innovation in Greenwood, Colorado. It also does not impact the jobs of those who are currently working in Colorado.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Fourth quarter 2024 GAAP revenue for TTEC Digital was $115.0 million, a decrease of 3.5 percent compared to $119.1 million in the year ago period. Income from operations was $6.9 million or 6.0 percent of revenue compared to an operating income of $10.0 million or 8.4 percent of revenue in the prior year.
•	Non-GAAP income from operations was $12.7 million, or 11.0 percent of revenue compared to operating income of $17.7 million or 14.8 percent of revenue in the prior year.

TTEC Engage – Technology-enabled customer care, acquisition, and fraud mitigation services

•	Fourth quarter 2024 GAAP revenue for TTEC Engage was $452.5 million, a 10.8 percent decrease from $507.1 million for the year ago period. Income from operations was $8.4 million or 1.9 percent of revenue compared to operating income of $6.9 million, or 1.4 percent of revenue in the prior year.
•	Non-GAAP income from operations was $22.3 million, or 4.9 percent of revenue, compared to operating income of $24.1 million, or 4.8 percent of revenue in the prior year.
•	Foreign exchange had a $2.0 million negative impact on revenue and a $4.4 million positive impact on income from operations.

BUSINESS OUTLOOK

“At the company level, our fourth quarter financial performance was in line with the most recent guidance expectations communicated last quarter, and we are particularly pleased with our Engage segment’s profitability improvement in the second half of the year,“ commented Kenny Wagers, chief financial officer of TTEC. Wagers continued, “During 2024, we implemented several profit optimization initiatives within Engage and are confident our Digital segment will return to growth through our expanded suite of CX technology offerings, laying the foundation for margin improvements in 2025.”

TTEC Full Year 2025 Outlook

	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$2,014M — $2,064M	$2,039M
Non-GAAP adjusted EBITDA	$215M — $235M	$225M
Non-GAAP adjusted EBITDA margins	10.7% — 11.4%	11.0%
Non-GAAP operating income	$154M — $174M	$164M
Non-GAAP operating income margins	7.6% — 8.4%	8.0%
Interest expense, net	($75M) — ($79M)	($77M)
Non-GAAP adjusted tax rate	38% — 42%	40%
Diluted share count	48.2M — 48.6M	48.4M
Non-GAAP earnings per a share	$0.95 — $1.20	$1.08

Engage Full Year 2025 Outlook

	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$1,556M — $1,586M	$1,571M
Non-GAAP adjusted EBITDA	$151M — $163M	$157M
Non-GAAP adjusted EBITDA margins	9.7% — 10.3%	10.0%
Non-GAAP operating income	$101M — $113M	$107M
Non-GAAP operating income margins	6.5% — 7.1%	6.8%

Digital Full Year 2025 Outlook

	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$458M — $478M	$468M
Non-GAAP adjusted EBITDA	$64M — $72M	$68M
Non-GAAP adjusted EBITDA margins	13.9% — 15.0%	14.5%
Non-GAAP operating income	$53M — $61M	$57M
Non-GAAP operating income margins	11.5% — 12.7%	12.1%

The company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, Non-GAAP adjusted tax rate, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2025 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.
•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

TTEC will host a live webcast and conference call at 8:30 a.m. ET on Friday, February 28, 2025. You are invited to join a live webcast of the conference call by visiting the "Investors Relations" section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The company's employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release and related oral statements contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, profit improvement actions, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business, operational and financial matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

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TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$567,437	$626,181	$2,207,587	$2,462,817

Operating Expenses:
Cost of services	448,931	505,814	1,735,865	1,932,877
Selling, general and administrative	73,161	74,744	293,042	290,873
Depreciation and amortization	23,697	24,904	97,955	101,272
Restructuring charges, net	3,806	3,145	10,152	8,041
Impairment losses	2,549	650	244,093	11,733
Total operating expenses	552,144	609,257	2,381,107	2,344,796

Income / (Loss) From Operations	15,293	16,924	(173,520)	118,021

Other income (expense), net	(2,424)	(21,988)	(62,997)	(77,297)

Income / (Loss) Before Income Taxes	12,869	(5,064)	(236,517)	40,724

Provision for income taxes	(8,250)	(3,142)	(74,100)	(22,460)

Net Income / (Loss)	4,619	(8,206)	(310,617)	18,264

Net income / (loss) attributable to noncontrolling interest	(2,618)	(1,694)	(10,348)	(9,836)

Net Income / (Loss) Attributable to TTEC Stockholders	$2,001	$(9,900)	$(320,965)	$8,428

Net Income / (Loss) Per Share

Basic	$0.10	$(0.17)	$(6.52)	$0.39

Diluted	$0.10	$(0.17)	$(6.52)	$0.39

Net Income / (Loss) Per Share Attributable to TTEC Stockholders

Basic	$0.04	$(0.21)	$(6.74)	$0.18

Diluted	$0.04	$(0.21)	$(6.74)	$0.18

Income / (Loss) From Operations Margin	2.7%	2.7%	(7.9)%	4.8%
Net Income / (Loss) Income Margin	0.8%	-1.3%	(14.1)%	0.7%
Net Income / (Loss) Attributable to TTEC Stockholders Margin	0.4%	(1.6)%	(14.5)%	0.3%
Effective Tax Rate	64.1%	(62.0)%	(31.3)%	55.2%

Weighted Average Shares Outstanding
Basic	47,736	47,425	47,614	47,335
Diluted	48,150	47,425	47,614	47,419

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
TTEC Digital	$114,950	$119,118	$459,018	$486,882
TTEC Engage	452,487	507,063	1,748,569	1,975,935
Total	$567,437	$626,181	$2,207,587	$2,462,817

Income / (Loss) From Operations
TTEC Digital	$6,921	$9,982	$23,691	$29,846
TTEC Engage	8,372	6,942	(197,211)	88,175
Total	$15,293	$16,924	$(173,520)	$118,021

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$84,991	$172,747
Accounts receivable, net	452,573	394,868
Prepaids and other current assets	92,947	95,064
Income and other tax receivables	21,785	18,524
Total current assets	652,296	681,203

Property and equipment, net	132,051	191,003
Operating lease assets	91,263	121,574
Goodwill	571,197	808,988
Other intangibles assets, net	164,808	198,433
Income and other tax receivables, long-term	31,781	44,673
Other assets	109,984	139,724

Total assets	$1,753,380	$2,185,598

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$84,180	$96,577
Accrued employee compensation and benefits	137,636	146,184
Deferred revenue	64,752	81,171
Current operating lease liabilities	33,358	38,271
Other current liabilities	34,010	40,824
Total current liabilities	353,936	403,027

Long-term liabilities:
Line of credit	975,000	995,000
Non-current operating lease liabilities	71,008	96,809
Other long-term liabilities	85,317	75,220
Total long-term liabilities	1,131,325	1,167,029

Equity:
Common stock	477	474
Additional paid in capital	420,181	407,415
Treasury stock	(584,900)	(589,807)
Accumulated other comprehensive income (loss)	(132,121)	(89,876)
Retained earnings	546,617	870,429
Noncontrolling interest	17,865	16,907
Total equity	268,119	615,542

Total liabilities and equity	$1,753,380	$2,185,598

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve months ended	Twelve months ended
	December 31,	December 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(310,617)	$18,264
Adjustment to reconcile net (loss) income to net cash provided by operating activities :
Depreciation and amortization	97,955	101,272
Amortization of contract acquisition costs	1,995	2,288
Amortization of debt issuance costs	2,020	1,067
Imputed interest expense and fair value adjustments to contingent consideration	(1,496)	7,579
Provision for credit losses	3,596	2,009
Loss on disposal of assets	(13,281)	2,219
Impairment losses	244,093	11,733
Loss on dissolution of subsidiary		301
Deferred income taxes	58,530	(7,528)
Excess tax benefit from equity-based awards	4,352	1,705
Equity-based compensation expense	18,690	22,071
Loss / (gain) on foreign currency derivatives	384	(3)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(66,329)	22,359
Prepaids and other assets	(17,120)	8,570
Accounts payable and accrued expenses	(43,220)	9,518
Deferred revenue and other liabilities	(38,370)	(58,659)
Net cash provided by operating activities	(58,818)	144,765

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	45,650	261
Purchases of property, plant and equipment	(45,173)	(67,839)
Net cash used in investing activities	477	(67,578)

Cash flows from financing activities:
Net proceeds from / (repayments of) line of credit	(20,000)	35,000
Payments on other debt	(2,405)	(2,317)
Payments of contingent consideration and hold back payments to acquisitions		(37,676)
Dividends paid to shareholders	(2,847)	(49,232)
Payments to noncontrolling interest	(9,226)	(10,972)
Tax payments related to the issuance of restricted stock units	(1,014)	(3,037)
Payments of debt issuance costs	(2,804)	-
Net cash used in financing activities	(38,296)	(68,234)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	7,723	(2,112)

(Decrease) in cash, cash equivalents and restricted cash	(88,914)	6,841
Cash, cash equivalents and restricted cash, beginning of period	173,905	167,064
Cash, cash equivalents and restricted cash, end of period	$84,991	$173,905

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$567,437	$626,181	$2,207,587	$2,462,817

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Net (Loss) / Income from Operations	$15,293	$16,924	$(173,520)	$118,021
Restructuring charges, net	3,806	3,145	10,152	8,041
Impairment losses	2,549	650	244,093	11,733
Cybersecurity incident related impact, net of insurance recovery	-	-	-	(3,210)
Grant income for pandemic relief	-	-	-	40
Property costs not related to operations	(96)	757	2,233	1,501
Change in acquisition related obligation	-	-	-	483
Liability related to notifications triggered by labor scheme (1)	-	6,000	(187)	6,000
Fees related to non-binding offer	1,956	-	1,956	-
Equity-based compensation expenses	3,441	5,661	18,690	22,071
Amortization of purchased intangibles	7,986	8,676	33,039	35,759

Non-GAAP Income from Operations	$34,935	$41,813	$136,456	$200,439

Non-GAAP Income from Operations Margin	6.2%	6.7%	6.2%	8.1%

Depreciation and amortization	15,711	15,894	63,863	64,840
Changes in acquisition contingent consideration	-	616	(1,496)	7,480
Change in escrow balance related to acquisition	-	-	-	625
Loss on dissolution of subsidiary	-	-	-	301
Gain on property sale	(15,453)	-	(15,453)	-
Foreign SS Tax Recovery	-	-	(853)	-
Foreign VAT receivable writeoff	-	-	770	-
Foreign exchange loss / (gain), net	(1,961)	1,112	420	1,950
Other Income (expense), net	17,633	(1,894)	18,586	(4,126)

Adjusted EBITDA	$50,865	$57,541	$202,293	$271,509

Adjusted EBITDA Margin	9.0%	9.2%	9.2%	11.0%

Reconciliation of Non-GAAP EPS:

Net (Loss) Income	$4,619	$(8,206)	$(310,617)	$18,264
Add: Asset impairment and restructuring charges	6,355	3,795	254,245	19,774
Add: Equity-based compensation expenses	3,441	5,661	18,690	22,071
Add: Amortization of purchased intangibles	7,986	8,676	33,039	35,759
Add: Cybersecurity incident related impact, net of insurance recovery	-	-	-	(3,210)
Add: Grant income for pandemic relief	-	-	-	40
Add: Change in acquisition related obligation	-	-	-	483
Add: Property costs not related to operations	(96)	757	2,233	1,501
Add: Fees related to non-binding offer	1,956	-	1,956	-
Add: Gain on sale of property	(15,453)	-	(15,453)	-
Add: Liability related to notifications triggered by labor scheme	-	6,000	(187)	6,000
Add: Foreign SS Tax Recovery	-	-	(853)	-
Add: Foreign VAT receivable writeoff	-	-	770	-
Add: Changes in acquisition contingent consideration	-	616	(1,496)	7,480
Add: Changes in escrow balance related to acquisition	-	-	-	625
Add: Loss on dissolution of subsidiary	-	-	-	301
Add: Foreign exchange loss / (gain), net	(1,961)	1,112	420	1,950
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	2,108	(885)	50,860	(7,859)

Non-GAAP Net Income	$8,955	$17,526	$33,607	$103,179

Diluted shares outstanding	48,150	47,425	47,614	47,419

Non-GAAP EPS	$0.19	$0.37	$0.71	$2.18

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (loss) / income	$4,619	$(8,206)	$(310,617)	$18,264
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,697	24,904	97,955	101,272
Other	(29,402)	14,836	153,844	25,229
Net cash provided by operating activities	(1,086)	31,534	(58,818)	144,765

Less - Total Cash Capital Expenditures	8,708	13,117	45,173	67,839

Free Cash Flow	$(9,794)	$18,417	$(103,991)	$76,926

(1) -  For further information, please see discussion in the Risk Factors section of the 2023 Form 10-K filed on February 29, 2024.

TTEC HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q4 24	Q4 23	Q4 24	Q4 23	YTD 24	YTD 23	YTD 24	YTD 23
Income / (Loss) from Operations	$8,372	$6,942	$6,921	$9,982	$(197,213)	$88,175	$23,692	$29,846
Restructuring charges, net	3,394	1,823	412	1,322	9,091	4,250	1,062	3,791
Impairment losses	2,549	700	-	(50)	241,149	8,929	2,944	2,804
Cybersecurity incident related impact, net of insurance recovery	-	-	-	-	-	(3,210)	-	-
Grant income for pandemic relief	-	-	-	-	-	40	-	-
Property costs not related to operations	(96)	757	-	-	2,233	1,501	-	-
Fees related to non-binding offer	1,956	-	-	-	1,956		-
Change in acquisition related obligation	-	-	-	-	-	-	-	483
Liability related to notifications triggered by labor scheme	-	6,000	-	-	(187)	6,000	-	-
Equity-based compensation expenses	2,006	3,658	1,435	2,003	11,754	14,257	6,936	7,814
Amortization of purchased intangibles	4,088	4,264	3,898	4,412	16,394	18,215	16,645	17,544

Non-GAAP Income from Operations	$22,269	$24,144	$12,666	$17,669	$85,177	$138,157	$51,279	$62,282

Depreciation and amortization	12,780	13,458	2,931	2,436	52,629	55,153	11,234	9,688
Changes in acquisition contingent consideration	-	616		-	(1,496)	7,480	-	-
Change in escrow balance related to acquisition	-	-		-	-	625	-	-
Loss on dissolution of subsidiary	-	-		-	-	301	-	-
Foreign VAT receivable writeoff	-	-		-	770	-	-
Foreign SS Tax Recovery	-	-		-	(853)	-	-
Gain on property sale	(15,453)				(15,453)
Foreign exchange loss / (gain), net	(1,724)	1,271	(237)	(159)	794	2,085	(375)	(135)
Other Income (expense), net	17,478	(1,728)	155	(166)	18,311	(4,060)	276	(67)

Adjusted EBITDA	$35,350	$37,761	$15,515	$19,780	$139,879	$199,741	$62,414	$71,768